UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2014

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of matters to a Vote of Security Holders.
BofI Holding, Inc. (the "Company") held its annual meeting of stockholders on October 23, 2014. Proxy statements were sent to all of the Company's common stockholders of record as of September 2, 2014. Set forth below are the voting results for each of the matters submitted to a vote of the stockholders.
The first proposal was the election of the following three directors: Theodore C. Allrich, John Gary Burke and Nicholas A. Mosich. All three directors were elected with the following votes tabulated:

	For	Withheld	Non-Votes
Theodore C. Allrich	8,181,927	461,266	4,381,617
John Gary Burke	8,253,534	389,659	4,381,617
Nicholas A. Mosich	8,419,724	223,469	4,381,617

The second proposal was to approve the adoption of the BofI Holding, Inc. 2014 Stock Incentive Plan to replace the expiring BofI Holding, Inc. 2004 Stock Incentive Plan:

For	Against	Abstain	Non-Votes
7,485,462	1,143,811	13,920	4,381,617

The third proposal was a non-binding and advisory vote on a resolution to approve the compensation of the Company's named executive officers as disclosed in the Proxy statement:

For	Against	Abstain	Non-Votes
7,467,460	1,155,880	19,853	4,381,617

The fourth proposal was an advisory vote to ratify the selection of BDO USA, LLP to audit the Company's financial statements for fiscal year 2015:

For	Against	Abstain	Non-Votes
12,963,446	23,815	37,549	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: October 27, 2014	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer